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                                                             EXHIBIT 99.2
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                  DEOTEXIS, INC.
         599 Lexington Avenue, Suite 2300
             New York, New York  10022


           NOTICE TO THE STOCKHOLDERS OF
            ZERON ACQUISITIONS II, INC.


                 October 22, 1997



    On October 13, 1997, the Board of Directors and a majority of the Stockholders of Zeron Acquisitions II, Inc. (the
"Corporation"), pursuant to written consents in lieu of meetings of the Board of Directors and Stockholders, respectively, approved a change of the Corporation's name to "Deotexis, Inc."

    To effectuate the aforementioned name change, the Corporation filed a Certificate of Amendment of Articles of Incorporation with the Secretary of State of the State of Nevada on October 15, 1997.

    Any stockholder with questions regarding the foregoing is invited to contact counsel to the Corporation, David S. Schaefer, Esq. at (212) 407-4848, or Robert B. Lachenauer, Esq. at (212)
407-4854.


                             By Order of the Board of Directors

                             Gerold Tebbe, Secretary